UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2010

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CORD BLOOD AMERICA, INC.
(Exact name of registrant as specified in its charter)
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Florida	000-50746	65-1078768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1857 Helm Drive, Las Vegas, NV 89119
(Address of principal executive offices) (Zip Code)

(702) 941-7250
(Registrant’s telephone number, including area code)

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Copies to:
Donald G. Davis, Esq.
Law Offices of Davis & Associates, Inc.
PO Box 12009
Marina Del Rey, CA 90295
Phone: (310) 823-8300
Fax: (310) 301-3370

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry Into a Material Definitive Agreement

 The Company  had previously entered into a series of  Securities Purchase Agreements with Shelter Island Opportunity Fund, LLP (“Shelter Island”) which provided the Company various lines of credit which were drawn down and subsequently paid off in full.

As part of  these transactions, the Company issued to Shelter Island a Common Stock Purchase Warrant to purchase, as adjusted,  36,000,000 shares of Common Stock (the “Shelter Island Warrants”) along with a Put Option Agreement..

The Put Option Agreement gave Shelter Island the right to sell or "put"  up to 36,000,000 shares of the  Company's common shares back to the Company at a price of $0.05 per share, or for a total of $1,800,000 if all 36 million shares were put to the Company.  The Put Agreement gave the Company the option to  pay the Put price by delivery of a level monthly payment note payable over a two year term, and permitted the Company to pay each monthly Note installment by the delivery of new shares of the Company's Common Stock valued at a discount from market.

After extensive negotiations with Shelter Island, the parties entered into a transaction on July 21, 2010, whereby the 36 million share Warrant Agreement was canceled,  and the obligation represented by the  Put Option Agreement was satisfied by the Company's  delivery  to Shelter Island of a new Senior Secured Note in the principal amount of $1,590,400.  (the "Replacement Note").

The Replacement Note matures on June 30, 2011, bears interest at 16% per annum for the period July 31, 2010 through January 31, 2011, and is payable in six equal monthly installments of  $265,067 each, commencing January 30, 2011. The Company at its option may pay the principal amount due on the Replacement Note by the issuance of the holder of  unregistered Company Common Stock, to be valued at an agreed conversion rate that is fixed for this purpose, subject to certain adjustments, at 85% of the market value of the Company's common stock, calculated based on the five lowest daily closing prices for the stock over certain specified 20 day periods.

The Replacement Note provides for adjustments in certain cases such as stock dividends and stock splits, and permits the holder to accelerate payment in the event certain financial covenants are not met.  The note is secured by a general lien against Company assets pursuant to the terms of earlier financing agreements already in place.

Item 9.01  Exhibits and Financial Statement Schedules.

The following documents are filed as a part of this report or incorporated herein by reference:

(1)  Senior Secured Note issued to Shelter Island Opportunity Fund, LLC, dated July 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORD BLOOD AMERICA, INC.

Date: August 4, 2010	By:	/s/ Matthew L. Schissler
Matthew L. Schissler
Chief Executive Officer